UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2006

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2006, The Interpublic Group of Companies, Inc. (“Interpublic”) entered into a new employment agreement (the “Employment Agreement”), effective as of January 1, 2006, with Philippe Krakowsky, its Executive Vice President, Strategy and Corporate Relations.

The following summarizes the principal terms of the Employment Agreement, but this summary is qualified in its entirety by the Employment Agreement that is attached as Exhibit 10.1. The Employment Agreement provides for Mr. Krakowsky to receive a base salary of $500,000 and to be eligible for a target annual bonus under the Annual Management Incentive Plan equal to 75% of his base salary, with the actual award dependent on the achievement of established performance criteria. In addition, the Employment Agreement provides that Mr. Krakowsky is entitled to (i) participate in Interpublic’s Capital Accumulation Plan, with an annual deferral of $50,000, (ii) annual automobile and club allowances of $10,000 each, and (iii) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. The Employment Agreement also provides for Mr. Krakowsky to receive annual awards under Interpublic’s long-term incentive programs with a total expected annual award value at target of $500,000, with performance and vesting conditions consistent with those generally required of the executive team.

Pursuant to the Employment Agreement, Interpublic is required to give Mr. Krakowsky twelve months’ notice of any termination of his employment other than a termination for “cause” (as defined in the Employment Agreement). If Interpublic terminates Mr. Krakowsky’s employment on less than twelve months’ notice, for a reason other than for "cause", Interpublic will be required to provide him with severance equal to the difference between the base salary he would have earned during a twelve-month notice period and the notice period actually provided to him. During the notice period (or, if the notice period is less than twelve months, for twelve months after the termination notice), Mr. Krakowsky would be entitled to all employee benefits provided to him prior to the termination of his employment; provided, however, that such benefits would cease if Mr. Krakowsky were to accept employment with another employer offering similar benefits. During the notice or severance period and while Interpublic would be making payments to Mr. Krakowsky, Mr. Krakowsky would be entitled to continued vesting of his stock options and restricted stock, and continued eligibility to receive an incentive bonus. Pursuant to the Employment Agreement, Mr. Krakowsky has also agreed to restrictions on his ability to solicit clients and employees of Interpublic for one year following the later of his termination of employment and the period he is receiving severance from Interpublic.

Item 1.02	Termination of a Material Definitive Agreement.

The Employment Agreement supersedes the current employment agreement between Interpublic and Mr. Krakowsky, entered into on January 28, 2002 (filed on May 15, 2002 as Exhibit 10(iii)(A)(2) to Interpublic’s quarterly report on Form 10-Q), the basic terms of which are similar to the Employment Agreement, except that the Employment Agreement provides for certain increases to Mr. Krakowsky’s compensation and benefits.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement, dated March 20, 2006, between Interpublic and Philippe Krakowsky.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: March 24, 2006	By:	/s/ Nicholas J. Camera
Nicholas J. Camera
Senior Vice President, General Counsel and Secretary

3